EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-227240 on Form S-8 of Williams-Sonoma, Inc. of our report dated June 27, 2023 appearing in this Annual Report on Form 11-K of Williams-Sonoma, Inc. 401(k) Plan for the year ended December 31, 2022.

/s/ CROWE LLP

New York, New York
June 27, 2023